EXHIBIT 23.2

                 CONSENT OF LUCAS, HORSFALL, MURPHY & PINDROH



                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this registration statement of DCH Technology, Inc. and Subsidiary on Form S-8 of our audit report dated February 22, 2000, except for Note 10 to the financial statements which is as of May 31, 2000, appearing in the Form 10-KSB relating to the consolidated balance sheet of DCH Technology, Inc. and Subsidiary as of December 31, 1999, and the related consolidated statements of operations, changes in stockholders' deficit and cash flows for the year then ended.



/s/ LUCAS, HORSFALL, MURPHY & PINDROH, LLP



Pasadena, California
June 12, 2000